Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2009 Fourth Quarter and Full Year Results

2009 Fourth Quarter Dividend of $0.58 per Class A Share

NEW YORK, February 11, 2010 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss1 for the fourth quarter and full year ended December 31, 2009 of $47.2 million, or $0.58 per basic and diluted Class A Share, and $297.4 million, or $3.79 per basic and diluted Class A Share, respectively. The Company also declared a $0.58 per share fourth quarter cash dividend on its Class A Shares.

Summary Highlights

•	Distributable Earnings for the 2009 fourth quarter and full year of $281.4 million, or $0.69 per Adjusted Class A Share, and $355.3 million, or $0.88 per Adjusted Class A Share, respectively

•

Assets under management of $23.5 billion as of January 1, 2010, a 6% increase from $22.1 billion as of January 1, 2009, reflecting performance-related appreciation of $4.2 billion partially offset by $2.8 billion in net outflows

•	Estimated assets under management of $24.0 billion as of February 1, 2010, reflecting capital inflows of approximately $250 million and performance-related appreciation of approximately $250 million

•

Full-year net returns through December 31, 2009 for the OZ Master Fund of 23.1%, the OZ Europe Master Fund of 16.4%, the OZ Asia Master Fund of 34.0% and the OZ Global Special Investments Master Fund of 8.4%

“Last year was a very strong year for us, both on an absolute and a relative basis,” said Daniel Och, Chairman and Chief Executive Officer of Och-Ziff. “We surpassed the high-water marks on our assets under management, with our OZ Master Fund having one of its best years ever and our Asia Master Fund achieving record performance. We maintained a disciplined focus on our long-standing investment and risk management processes which, when combined with the flexibility of our multi-strategy approach and the stability of our model, was central to the strength of our returns last year. We believe these attributes, which have continued to serve us well in 2010, position us to generate strong performance for our fund investors over the long term.

[1]	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP Net Loss Allocated to Class A Shareholders.

“We believe that the capital inflow cycle for the hedge fund industry has begun, and that our assets under management will grow over time. Institutional investors remain extremely focused on manager selection, and we remain confident that our track record, infrastructure and demonstrated alignment of interests with our fund investors will continue to differentiate us in the marketplace.”

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2009 fourth quarter, Och-Ziff reported a GAAP Net Loss of $47.2 million, or $0.58 per basic and diluted Class A Share, compared to a GAAP Net Loss of $112.2 million, or $1.49 per basic and diluted Class A Share, for the 2008 fourth quarter. For the 2009 full year, Och-Ziff reported a GAAP Net Loss of $297.4 million, or $3.79 per basic and diluted Class A Share, compared to a GAAP Net Loss of $510.6 million, or $6.86 per basic and diluted Class A Share, for the 2008 full year.

The year-over-year reduction in the GAAP Net Loss in both periods was principally due to higher Incentive Income resulting from the performance-related appreciation in the Company’s funds, as well as the adoption of SFAS No. 160. These factors were partially offset by higher compensation expenses primarily related to the increase in discretionary cash bonuses, and lower Management Fees due to decreased average assets under management.

The GAAP Net Loss in the 2009 fourth quarter and full year primarily resulted from non-cash expenses of $442.6 million and $1.7 billion, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. Substantially all of the Group A Units vest annually over five years until November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss each quarter through the end of 2012. Once vested, the Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2009 fourth quarter and full year was attributable to non-cash expenses of $36.4 million and $122.5 million, respectively, for the amortization of equity-based compensation. This expense relates primarily to Class A Restricted Share Units (“RSUs”) awarded to all of the Company’s employees in connection with the IPO, which vest annually over four years from the closing of the IPO, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of all of the Company’s non-GAAP financial measures, please see the discussion “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2009 fourth quarter were $281.4 million, or $0.69 per Adjusted Class A Share, compared with $28.9 million, or $0.07 per Adjusted Class A Share, in the 2008 fourth quarter. Distributable Earnings for the 2009 full year were $355.3 million, or $0.88 per Adjusted Class A Share, compared with $185.2 million, or $0.46 per Adjusted Class A Share, for the 2008 full year. The year-over-year increase in Distributable Earnings for both periods was primarily due to higher Incentive Income in 2009 as the Company had positive performance and surpassed the high-water marks on its assets under management during the second half of 2009, as well as lower non-compensation costs. The increase was partially offset by lower Management Fees due to lower average assets under management, as well as higher compensation expenses, due principally to increased discretionary cash bonuses.

Distributable Earnings is a non-GAAP financial measure. For reconciliations of Distributable Earnings to the respective GAAP Net Loss for the periods described above, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $23.1 billion as of December 31, 2009, 4% higher than the $22.3 billion in assets under management as of September 30, 2009 but 14% lower than the $27.0 billion in assets under management as of December 31, 2008. The $3.9 billion year-over-year decrease was driven by net outflows of $8.1 billion, partially offset by performance-related appreciation of $4.2 billion during the year.

During the 2009 fourth quarter, the $802 million increase in assets under management was driven by performance-related appreciation of approximately $497 million and net inflows of approximately $305 million. Assets under management as of January 1, 2010 were $23.5 billion, which reflected January 1, 2010 capital inflows (net of redemption requests received for December 31, 2009) of approximately $400 million. The Company believes that the capital inflow cycle for the hedge fund industry has begun and that Och-Ziff will continue to generate fund investor interest.

Estimated assets under management as of February 1, 2010 were $24.0 billion, which reflected February 1, 2010 capital inflows (net of redemption requests received for January 31, 2010) of approximately $250 million and performance-related appreciation of approximately $250 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	December 31, 2009	September 30, 2009	December 31, 2008	Dec. 2009 vs. Sep. 2009	Dec. 2009 vs. Dec. 2008
OZ Master Fund	15.6	14.8	16.4	5%	-5%
OZ Europe Master Fund	3.0	3.0	5.1	0%	-42%
OZ Asia Master Fund	1.2	1.3	2.4	-6%	-49%
OZ Global Special Investments Master Fund	2.0	2.0	1.9	1%	5%
Other (1) (2)	1.3	1.2	1.2	NM	NM

(1)	Rounding differences may occur.
(2)	Includes real estate funds, managed accounts and other funds not significant to the Company’s assets under management.

INVESTMENT PERFORMANCE

In the 2009 fourth quarter, performance-related appreciation was due primarily to attractive investment opportunities in merger arbitrage and long/short equities across all geographies, distressed credit in the U.S. and Europe, and structured credit, particularly in residential mortgage-backed securities.

Performance by fund(1):

	2009
	October	November	December	4Q	Full Year
OZ Master Fund	0.68%	0.34%	1.14%	2.17%	23.11%
OZ Europe Master Fund	0.09%	0.31%	0.43%	0.83%	16.43%
OZ Asia Master Fund	1.16%	2.98%	1.94%	6.20%	33.96%
OZ Global Special Investments Master Fund	0.02%	0.19%	1.03%	1.24%	8.42%

(1)	Please see important disclosures on Exhibit 10 of the financial supplement accompanying this press release.

ECONOMIC INCOME OF THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment. This segment provides management and advisory services to the Company’s hedge funds and separately managed accounts.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Economic Income Basis

Total Revenues for the 2009 fourth quarter were $440.6 million, a 214% increase from Total Revenues for the 2008 fourth quarter of $140.4 million. Management Fees were $94.3 million, 29% lower than Management Fees in the prior year period of $133.2 million. Incentive Income was $345.6 million, compared with $6.7 million for the 2008 fourth quarter.

Total Revenues for the 2009 full year were $707.9 million, a 21% increase from Total Revenues for the 2008 full year of $587.0 million. Management Fees were $357.5 million, 37% lower than Management Fees in the prior year period of $571.3 million. Incentive Income was $348.9 million, compared with $12.2 million for the 2008 full year.

Total Revenues were higher year-over-year for both periods as a result of increased Incentive Income due to positive fund performance in 2009 as the Company surpassed the high-water marks on its assets under management during the second half of 2009. This increase was partially offset by lower Management Fees due to the decline in average assets under management, resulting from investor redemptions in the fourth quarter of 2008 and first half of 2009.

Compensation and Benefits – Economic Income Basis

Compensation and Benefits expenses for the 2009 fourth quarter were $107.4 million, 67% higher than $64.3 million for the 2008 fourth quarter. Compensation and Benefits expenses for the 2009 full year were $193.9 million, 37% higher than $141.3 million for the 2008 full year.

Compensation and Benefits expenses increased year-over-year for both periods due primarily to increased discretionary cash bonuses related to the increase in Incentive Income. Partially offsetting this increase was the year-over-year decline in salaries and benefits expense due to lower headcount.

Non-compensation Expenses – Economic Income Basis

Non-compensation Expenses for the 2009 fourth quarter were $21.8 million, a 38% decrease from Non-compensation Expenses for the 2008 fourth quarter of $35.0 million. Non-compensation Expenses for the 2009 full year were $90.0 million, a 31% decrease from from $130.0 million for the 2008 full year.

The decrease in both periods was driven principally by lower professional services fees, and, in the full-year period, by a decline in business development costs. Also contributing to the decrease in both periods was lower interest expense on the Company’s variable rate borrowings due to the decline in LIBOR. The overall decline in Non-compensation Expenses in both periods was partially offset by higher occupancy expense related to the expansion of leased office space, and, in the full-year period, by higher insurance costs.

Economic Income

Economic Income for the 2009 fourth quarter was $311.4 million, compared with $41.1 million for the 2008 fourth quarter. Economic Income for the 2009 full year was $424.0 million, a 34% increase from $315.8 million for the 2008 full year.

ECONOMIC INCOME OF THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are comprised of its real estate business, which manages and provides advisory services to its real estate funds, and investments in new businesses established to expand certain of the Company’s private investment platforms. The businesses within Other Operations are currently in early growth stages, and are not included in the results of the Och-Ziff Funds segment.

Economic Income for the Company’s Other Operations for the 2009 fourth quarter was a net loss of $7.5 million, compared with a net loss of $6.4 million for the 2008 fourth quarter. Economic Income for the 2009 full year was a net loss of $20.3 million, compared with a net loss of $11.4 million for the 2008 full year. The increase in the Economic Income net loss for both periods was principally the result of compensation costs associated with the Company’s Asia real estate business, which began operations in September 2008, and the Company’s domestic real estate business. The overall increase in net loss in both periods was partially offset by a year-over-year decline in the Company’s share of the start-up costs associated with its African joint venture.

Economic Income for Other Operations as discussed above is a non-GAAP measure. For reconciliations of Economic Income of the Company’s Other Operations to the respective GAAP Net Loss for the periods described above, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME OF THE TOTAL COMPANY (NON-GAAP)

Economic Income for the Total Company for the 2009 fourth quarter was $303.8 million, compared with $34.7 million for the 2008 fourth quarter. Economic Income for the Total Company for the 2009 full year was $403.7 million, a 33% increase from $304.4 million for the 2008 full year.

Economic Income for the Total Company as discussed above is a non-GAAP measure. For reconciliations of Economic Income for the Total Company to the respective GAAP Net Loss for the periods described above, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of December 31, 2009, the number of Class A Shares outstanding was 81,823,915. For purposes of calculating Distributable Earnings per Share, the Company assumes that all Partner Units (as defined below) and RSUs outstanding as of December 31, 2009 have been converted on a one-to-one basis into Class A Shares. For the fourth quarter and full year ended December 31, 2009, the total weighted-average Adjusted Class A Shares outstanding were 406,611,760 and 404,086,835, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2009 fourth quarter cash dividend of $0.58 per Class A Share, to be paid on February 18, 2010 to holders of record at the close of business on December 31, 2009.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.14 of the 2009 fourth quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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Och-Ziff will host a conference call today, February 11, 2010, at 8:30 a.m. Eastern Time to discuss the Company’s 2009 fourth quarter and full year results. The call will be open to the public and can be accessed by dialing 888-679-8018 (callers inside the U.S.) or 617-213-4845 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 49523803. A simultaneous webcast of the call will be available to the public on a listen-only basis on the For Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing 888-286-8010 (callers inside the U.S.) or 617-801-6888 (callers outside the U.S.), passcode 57791938, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the For Shareholders page of the Company’s website.

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Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income basis.” Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management therefore uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. In addition, management believes that Economic Income provides a more comparable view of the Company’s operating performance from period to period. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s GAAP Net Loss:

•

income allocations to the Company’s partners and Ziff Brothers Investments (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

reorganization expenses related to amortization of the Och-Ziff Operating Group A Units, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses when evaluating operating performance;

•	changes in the tax receivable agreement liability and net gains on early retirement of debt, as management does not consider these items to be reflective of the Company’s operating performance;

•

net earnings (losses) on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to earnings (losses) on amounts due to the Company’s partners and the Ziffs for pre-IPO deferred or reinvested incentive income, and gains (losses) on amounts due to employees under deferred cash compensation arrangements, and as such, are not reflective of the Company’s operating performance; and

•

amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned from the Och-Ziff funds in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense is recognized in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s one reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment.

Management also evaluates Economic Income for the Total Company, which is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and Other Operations. In addition, as a result of the adjustments described above, Management Fees, Compensation and Benefits, Non-compensation Expenses and Net Loss (Income) Allocated to Partners’ and Others’ Interests in Income of Consolidated Subsidiaries are presented on an Economic Income basis for Other Operations and the Total Company and are also non-GAAP measures. No adjustments to the GAAP basis have been made for Incentive Income, Other Revenues and Net Losses on Joint Ventures. For reconciliations of these non-GAAP measures to the respective GAAP measures, please see Exhibits 3 through 6 of the financial tables that accompany this press release.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Total Company (as defined above) less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity interests. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and RSUs were converted on a one-to-one basis into Class A Shares. Management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP financial measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to this press release.

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Forward-Looking Statements

The information contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company with respect to, among other things, its future financial or business performance, events, strategies or expectations, including but not limited to its ability to generate returns and preserve capital and its ability to expand its investment platforms. Such forward-looking statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “opportunity,” “assume,” “remain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical performance of the Company and its subsidiaries and on current plans, estimates and expectations of the Company and its subsidiaries. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to global and domestic market and business conditions, the Company’s ability to successfully compete for fund investors, talent and investment opportunities, successful formulation and execution of its business and growth strategies, the Company’s ability to appropriately manage conflicts of interest, and tax and other regulatory factors relevant to the Company’s structure and status as a public company, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Any forward-looking statements contained in this press release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Bangalore and Beijing. Och-Ziff’s funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a strong focus on capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including merger arbitrage, convertible and derivative arbitrage, equity restructuring, credit and distressed investments, private investments and real estate. As of February 1, 2010, Och-Ziff had approximately $24.0 billion in assets under management with approximately 600 investor relationships. For more information, please visit www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

Steve Bruce or Chuck Dohrenwend

The Abernathy MacGregor Group, for Och-Ziff Capital Management Group LLC

212-371-5999

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues
Management fees	$96,307	$134,495	$364,905	$576,265
Incentive income	345,579	6,718	348,915	12,201
Other revenues	831	930	1,739	4,109
Income of consolidated Och-Ziff funds	6,100	4,155	27,729	11,809

Total Revenues	448,817	146,298	743,288	604,384

Expenses
Compensation and benefits	152,457	106,442	344,432	261,830
Allocations to non-equity partner interests	5,626	(37,463)	18,253	(38,328)
Reorganization expenses	442,582	422,236	1,704,753	1,698,989
Profit sharing	368	(3,015)	1,322	(4,751)
Interest expense	1,974	9,157	12,797	33,948
General, administrative and other	(11,259)	18,451	72,810	102,222
Expenses of consolidated Och-Ziff funds	1,293	1,594	4,069	3,994

Total Expenses	593,041	517,402	2,158,436	2,057,904

Other Income (Loss)
Net earnings (losses) on deferred balances	29,868	(122,925)	54,138	(141,900)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	753	(5,417)	1,789	(11,437)
Net gains on early retirement of debt	19,784	—	21,797	—
Net gains (losses) of consolidated Och-Ziff funds	4,095	(18,421)	3,950	(17,634)

Total Other Income (Loss)	54,500	(146,763)	81,674	(170,971)

Loss before Income Taxes	(89,724)	(517,867)	(1,333,474)	(1,624,491)
Income taxes	55,314	17,370	37,703	40,066

Consolidated Net Loss	$(145,038)	$(535,237)	$(1,371,177)	$(1,664,557)

Net Loss Allocated to Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	$(97,803)	$(423,004)	$(1,073,748)	$(1,153,961)

Net Loss Allocated to Class A Shareholders	$(47,235)	$(112,233)	$(297,429)	$(510,596)

Net Loss per Class A Share
Basic and Diluted	$(0.58)	$(1.49)	$(3.79)	$(6.86)

Weighted-Average Class A Shares Outstanding
Basic and Diluted (1)	81,321,978	75,171,980	78,387,368	74,398,336

(1)	Includes fully-vested RSUs that have not been exchanged into Class A Shares as of the end of the period.

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Economic Income Summary (Unaudited)

(dollars in thousands)

	Three Months Ended December 31, 2009			Three Months Ended December 31, 2008
	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non- GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non- GAAP) (2)
Economic Income Basis
Management fees	$94,308	$992	$95,300	$133,240	$1,317	$134,557
Incentive income	345,579	—	345,579	6,718	—	6,718
Other revenues	734	97	831	405	525	930
Total Economic Income revenues	440,621	1,089	441,710	140,363	1,842	142,205
Compensation and benefits	107,409	7,675	115,084	64,266	6,396	70,662
Non-compensation expenses	21,838	1,422	23,260	35,003	604	35,607
Total Economic Income expenses	129,247	9,097	138,344	99,269	7,000	106,269
Net losses on joint ventures (3)	—	(218)	(218)	—	(1,500)	(1,500)
Net loss allocated to partners’ and others’ interests in income of consolidated subsidiaries (4)	—	696	696	—	273	273
Economic Income	311,374	(7,530)	303,844	41,094	(6,385)	34,709

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non- GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non- GAAP) (2)
Economic Income Basis
Management fees	$357,517	$4,945	$362,462	$571,274	$5,251	$576,525
Incentive income	348,915	—	348,915	12,201	—	12,201
Other revenues	1,447	292	1,739	3,554	555	4,109
Total Economic Income revenues	707,879	5,237	713,116	587,029	5,806	592,835
Compensation and benefits	193,911	20,670	214,581	141,255	8,070	149,325
Non-compensation expenses	89,987	4,139	94,126	129,970	1,236	131,206
Total Economic Income expenses	283,898	24,809	308,707	271,225	9,306	280,531
Net losses on joint ventures (3)	—	(1,454)	(1,454)	—	(7,644)	(7,644)
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries (4)	—	724	724	—	(251)	(251)
Economic Income	423,981	(20,302)	403,679	315,804	(11,395)	304,409

(1)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment. For reconciliations of these segment measures to the nearest U.S. GAAP measures, see Exhibits 3 through 6.
(2)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business. For reconciliations of these non-GAAP measures to the nearest U.S. GAAP measures, see Exhibits 3 through 6.
(3)	Represents the Company’s losses in joint ventures established to expand certain of the Company’s private investments platforms.
(4)	Represents the residual interests in the domestic real estate management business not owned by the Company.

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended December 31, 2009		Reconciling Adjustments (1)					Reconciling Adjustments (1)
	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$94,308	$(60)	$1,067	(a)	$95,315	$992	$—	$—		$992	$95,300	$96,307
Incentive income	345,579	—	—		345,579	—	—	—		—	345,579	345,579
Other revenues	734	—	—		734	97	—	—		97	831	831
Income of consolidated Och-Ziff funds	—	—	—		—	—	6,100	—		6,100	—	6,100
Total revenues	440,621	(60)	1,067		441,628	1,089	6,100	—		7,189	441,710	448,817
Compensation and benefits	107,409	—	33,430	(b) (c)	140,839	7,675	—	3,943	(c)	11,618	115,084	152,457
Allocations to non-equity partner interests	—	—	5,626	(d)	5,626	—	—	—		—	—	5,626
Reorganization expenses	—	—	442,582	(e)	442,582	—	—	—		—	—	442,582
Profit sharing	—	—	368	(f)	368	—	—	—		—	—	368
Interest expense	1,974	—	—		1,974	—	—	—		—	1,974	1,974
General, administrative and other	19,864	—	(32,734	)(a) (g)	(12,870)	1,422	—	189	(g)	1,611	21,286	(11,259)
Expenses of consolidated Och-Ziff funds	—	42	—		42	—	1,251	—		1,251	—	1,293
Total expenses	129,247	42	449,272		578,561	9,097	1,251	4,132		14,480	138,344	593,041
Net earnings on deferred balances	—	—	29,868	(h)	29,868	—	—	—		—	—	29,868
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	971	(h)	971	(218)	(92)	92	(h)	(218)	(218)	753
Net gains on early retirement of debt	—	—	19,784		19,784	—	—	—		—	—	19,784
Net gains of consolidated Och-Ziff funds	—	966	—		966	—	3,129	—		3,129	—	4,095
Income taxes	—	—	54,748	(g)	54,748	—	—	566	(g)	566	—	55,314
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	(864)	105,879	(i)	105,015	696	(7,886)	(22	)(i)	(7,212)	696	97,803
Net Income (Loss) Allocated to Class A Shareholders	311,374	—	(346,451)		(35,077)	(7,530)	—	(4,628)		(12,158)	303,844	(47,235)
					Adjusted Income Taxes - Non-GAAP (4)						(22,443)

					Distributable Earnings - Non-GAAP						$281,401

					Weighted-Average Class A Shares Outstanding						81,321,978
					Weighted-Average Partner Units						310,706,479
					Weighted-Average Class A Restricted Share Units (RSUs)						14,583,303

					Weighted-Average Adjusted Class A Shares						406,611,760

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.69

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended December 31, 2008		Reconciling Adjustments (1)					Reconciling Adjustments (1)
	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$133,240	$(56)	$—		$133,184	$1,317	$(6)	$—		$1,311	$134,557	$134,495
Incentive income	6,718	—	—		6,718	—	—	—		—	6,718	6,718
Other revenues	405	—	—		405	525	—	—		525	930	930
Income of consolidated Och-Ziff funds	—	1	—		1	—	4,154	—		4,154	—	4,155
Total revenues	140,363	(55)	—		140,308	1,842	4,148	—		5,990	142,205	146,298
Compensation and benefits	64,266	—	31,170	(b)(c)	95,436	6,396	—	4,610	(c)	11,006	70,662	106,442
Allocations to non-equity partner interests	—	—	(37,463	)(d)	(37,463)	—	—	—		—	—	(37,463)
Reorganization expenses	—	—	422,236	(e)	422,236	—	—	—		—	—	422,236
Profit sharing	—	—	(3,015	)(f)	(3,015)	—	—	—		—	—	(3,015)
Interest expense	9,157	—	—		9,157	—	—	—		—	9,157	9,157
General, administrative and other	25,846	—	(8,187	)(g)	17,659	604	—	188	(g)	792	26,450	18,451
Expenses of consolidated Och-Ziff funds	—	145	—		145	—	1,449	—		1,449	—	1,594
Total expenses	99,269	145	404,741		504,155	7,000	1,449	4,798		13,247	106,269	517,402
Net losses on deferred balances	—	—	(122,925	)(h)	(122,925)	—	—	—		—	—	(122,925)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	(3,917	)(h)	(3,917)	(1,500)	127	(127	)(h)	(1,500)	(1,500)	(5,417)
Net losses of consolidated Och-Ziff funds	—	(2,207)	—		(2,207)	—	(16,214)	—		(16,214)	—	(18,421)
Income taxes	—	—	17,355	(g)	17,355	—	—	15	(g)	15	—	17,370
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	2,407	408,247	(i)	410,654	273	13,388	(1,311	)(i)	12,350	273	423,004
Net Income (Loss) Allocated to Class A Shareholders	41,094	—	(140,691)		(99,597)	(6,385)	—	(6,251)		(12,636)	34,709	(112,233)
					Adjusted Income Taxes - Non-GAAP (4)						(5,767)

					Distributable Earnings - Non-GAAP						$28,942

					Weighted-Average Class A Shares Outstanding						75,171,980
					Weighted-Average Partner Units						309,430,571
					Weighted-Average Class A Restricted Share Units (RSUs)						15,394,347

					Weighted-Average Adjusted Class A Shares						399,996,898

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.07

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Year Ended December 31, 2009		Reconciling Adjustments (1)					Reconciling Adjustments (1)
	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$357,517	$(227)	$2,689	(a)	$359,979	$4,945	$(19)	$—		$4,926	$362,462	$364,905
Incentive income	348,915	—	—		348,915	—	—	—		—	348,915	348,915
Other revenues	1,447	—	—		1,447	292	—	—		292	1,739	1,739
Income of consolidated Och-Ziff funds	—	—	—		—	—	27,729	—		27,729	—	27,729
Total revenues	707,879	(227)	2,689		710,341	5,237	27,710	—		32,947	713,116	743,288
Compensation and benefits	193,911	—	108,095	(b) (c)	302,006	20,670	—	21,756	(c)	42,426	214,581	344,432
Allocations to non-equity partner interests	—	—	18,253	(d)	18,253	—	—	—		—	—	18,253
Reorganization expenses	—	—	1,704,753	(e)	1,704,753	—	—	—		—	—	1,704,753
Profit sharing	—	—	1,322	(f)	1,322	—	—	—		—	—	1,322
Interest expense	12,797	—	—		12,797	—	—	—		—	12,797	12,797
General, administrative and other	77,190	—	(9,268	)(a) (g)	67,922	4,139	—	749	(g)	4,888	81,329	72,810
Expenses of consolidated Och-Ziff funds	—	61	—		61	—	4,008	—		4,008	—	4,069
Total expenses	283,898	61	1,823,155		2,107,114	24,809	4,008	22,505		51,322	308,707	2,158,436
Net earnings on deferred balances	—	—	54,138	(h)	54,138	—	—	—		—	—	54,138
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	3,243	(h)	3,243	(1,454)	(308)	308	(h)	(1,454)	(1,454)	1,789
Net gains on early retirement of debt	—	—	21,797	(g)	21,797	—	—	—		—	—	21,797
Net gains (losses) of consolidated Och-Ziff funds	—	(778)	—		(778)	—	4,728	—		4,728	—	3,950
Income taxes	—	—	36,846	(g)	36,846	—	—	857	(g)	857	—	37,703
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	1,066	1,100,139	(i)	1,101,205	724	(28,122)	(59	)(i)	(27,457)	724	1,073,748
Net Income (Loss) Allocated to Class A Shareholders	423,981	—	(677,995)		(254,014)	(20,302)	—	(23,113)		(43,415)	403,679	(297,429)
					Adjusted Income Taxes - Non-GAAP (4)						(48,341)

					Distributable Earnings - Non-GAAP						$355,338

					Weighted-Average Class A Shares Outstanding						78,387,368
					Weighted-Average Partner Units						310,422,848
					Weighted-Average Class A Restricted Share Units (RSUs)						15,276,619

					Weighted-Average Adjusted Class A Shares						404,086,835

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.88

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Year Ended December 31, 2008		Reconciling Adjustments (1)					Reconciling Adjustments (1)
	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$571,274	$(254)	$—		$571,020	$5,251	$(6)	$—		$5,245	$576,525	$576,265
Incentive income	12,201	—	—		12,201	—	—	—		—	12,201	12,201
Other revenues	3,554	—	—		3,554	555	—	—		555	4,109	4,109
Income of consolidated Och-Ziff funds	—	107	—		107	—	11,702	—		11,702	—	11,809
Total revenues	587,029	(147)	—		586,882	5,806	11,696	—		17,502	592,835	604,384
Compensation and benefits	141,255	—	106,600	(b) (c)	247,855	8,070	—	5,905	(c)	13,975	149,325	261,830
Allocations to non-equity partner interests	—	—	(38,328	)(d)	(38,328)	—	—	—		—	—	(38,328)
Reorganization expenses	—	—	1,698,989	(e)	1,698,989	—	—	—		—	—	1,698,989
Profit sharing	—	—	(4,751	)(f)	(4,751)	—	—	—		—	—	(4,751)
Interest expense	33,948	—	—		33,948	—	—	—		—	33,948	33,948
General, administrative and other	96,022	—	4,214	(g)	100,236	1,236	—	750	(g)	1,986	97,258	102,222
Expenses of consolidated Och-Ziff funds	—	654	—		654	—	3,340	—		3,340	—	3,994
Total expenses	271,225	654	1,766,724		2,038,603	9,306	3,340	6,655		19,301	280,531	2,057,904
Net losses on deferred balances	—	—	(141,900	)(h)	(141,900)	—	—	—		—	—	(141,900)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	(3,793	)(h)	(3,793)	(7,644)	43	(43	)(h)	(7,644)	(7,644)	(11,437)
Net losses of consolidated Och-Ziff funds	—	(4,181)	—		(4,181)	—	(13,453)	—		(13,453)	—	(17,634)
Income taxes	—	—	39,825	(g)	39,825	—	—	241	(g)	241	—	40,066
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	4,982	1,146,084	(i)	1,151,066	(251)	5,054	(1,908	)(i)	2,895	(251)	1,153,961
Net Income (Loss) Allocated to Class A Shareholders	315,804	—	(806,158)		(490,354)	(11,395)	—	(8,847)		(20,242)	304,409	(510,596)
					Adjusted Income Taxes - Non-GAAP (4)						(119,231)

					Distributable Earnings - Non-GAAP						$185,178

					Weighted-Average Class A Shares Outstanding						74,398,336
					Weighted-Average Partner Units						310,680,006
					Weighted-Average Class A Restricted Share Units (RSUs)						14,923,772

					Weighted-Average Adjusted Class A Shares						400,002,114

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.46

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Economic Income to U.S. GAAP Net Loss

Funds Consolidation

Economic Income excludes the impacts of consolidated Och-Ziff funds, including the related eliminations.

Other Adjustments

(a)	Economic Income presents management fees net of recurring placement and related service fees on assets under management, as management considers these fees a reduction in management fees, not an expense.

(b)	Economic Income recognizes deferred cash compensation expense in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(c)	Economic Income excludes equity-based compensation expense, as management does not consider these non-cash expenses when evaluating the performance of the Company. The Company includes the number of shares granted in its Adjusted Class A Share count when determining Distributable Earnings Per Share.

(d)	Economic Income excludes allocations to non-equity partner interests. Management reviewed the performance of the Company before it made any allocations to the Company’s non-equity partners for periods prior to the Reorganization. For these periods, allocations to the partners, other than Mr. Och, were treated as expenses for U.S. GAAP purposes. Following the Reorganization, only allocations to the partners, other than Mr. Och, related to earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(e)	Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units.

(f)	Economic Income excludes the profit sharing expenses related to the Ziffs’ interest in the Company. Management reviewed the performance of the Company before it made any allocations to the Ziffs for periods prior to the Reorganization. Following the Reorganization, only profit sharing expense related to the allocation of earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(g)	Economic Income excludes depreciation, changes in the tax receivable agreement liability, and net gains on early retirement of debt, as management does not consider these items when evaluating the performance of the Company. Economic Income also excludes income taxes as it is a measure of pre-tax performance.

(h)	Economic Income excludes the net earnings (losses) on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to earnings (losses) on amounts due to affiliates for deferred balances, and earnings (losses) on amounts due to partners and employees under deferred cash compensation arrangements that are indexed to the returns of certain funds.

(i)	Economic Income excludes amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, Economic Income excludes amounts allocated to investors in consolidated Och-Ziff funds, as Economic Income excludes the impacts of consolidated Och-Ziff funds.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,
	2009	2009	2008	2007	2006	2005
Total Assets Under Management (1)
Beginning of Period Balance	$22,278	$26,955	$33,387	$22,621	$15,627	$11,251
Net Flows	305	(8,053)	(722)	7,591	4,135	3,117
Appreciation (Depreciation) (2)	497	4,178	(5,710)	3,175	2,859	1,259

End of Period Balance	$23,080	$23,080	$26,955	$33,387	$22,621	$15,627

Total Assets Under Management by Fund
OZ Master Fund		$15,577	$16,396	$19,771	$15,449	$12,001
OZ Europe Master Fund		2,957	5,084	6,416	3,481	1,887
OZ Asia Master Fund		1,246	2,439	3,852	2,332	605
OZ Global Special Investments Master Fund		1,999	1,910	2,082	195	43
Och-Ziff Funds - Net Returns (3)
OZ Master Fund	2.2%	23.1%	-15.9%	11.5%	14.8%	8.8%
OZ Europe Master Fund	0.8%	16.4%	-17.4%	14.8%	22.3%	15.7%
OZ Asia Master Fund	6.2%	34.0%	-30.9%	12.2%	14.0%	14.2%
OZ Global Special Investments Master Fund	1.2%	8.4%	-8.3%	17.2%	13.9%	0.2%

(1)	Includes deferred incentive income receivable from the offshore funds and amounts invested by the Company, its partners and certain other affiliated parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate Management Fees and Incentive Income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Management Fees and Incentive Income vary by product. Past performance is no guarantee of future results.
(3)	Reflects a composite of the monthly return and year-to-date return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized special investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

Exhibit 9

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Unaudited)

Returns of OZ Master Fund During Negative

Return Months of S&P 500 Index

Year	Number of Months of Negative Returns of S&P 500	Total Return of S&P 500 During Negative Return Months	Total Return of OZ Master Fund During Negative Return Months of S&P 500	Distribution of Net Monthly Returns since April 1, 1994
1994	3	-8.5%	1.7%
1995	1	-0.4%	0.1%
1996	2	-6.4%	3.9%
1997	3	-13.1%	4.0%
1998	3	-17.2%	-2.7%
1999	5	-11.8%	6.2%
2000	8	-27.1%	12.0%
2001	6	-33.2%	0.4%
2002	8	-41.9%	-5.0%
2003	3	-5.2%	4.6%
2004	3	-6.4%	1.1%
2005	5	-8.7%	0.7%
2006	1	-2.9%	0.5%
2007	5	-11.6%	1.4%
2008	8	-51.8%	-16.3%
2009	3	-20.9%	4.1%

Total net return for the OZ Master Fund (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

For the period from 1994 through 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of the Fund. In addition, during this period, performance was calculated by deducting Management Fees on a quarterly basis and Incentive Income on a monthly basis. Beginning January 1998, performance has been calculated by deducting both Management Fees and Incentive Income on a monthly basis from the composite returns of the Fund.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the Fund has performed during periods of declines in the broad equity market. It should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Please note that the Fund’s investment objective is not to beat the S&P 500 Index. Furthermore, the Fund’s performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 10

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance (Unaudited) (1)

	2008
	January	February	March	April	May	June	July	August	September	October	November	December	FY2008
Och-Ziff Funds - Net Returns
OZ Master Fund	-1.12%	1.02%	-0.73%	0.96%	1.11%	-0.45%	-0.59%	-0.58%	-5.41%	-6.71%	-2.35%	-2.02%	-15.92%
OZ Europe Master Fund	-2.00%	0.81%	-0.54%	0.31%	1.69%	0.20%	-1.35%	-0.38%	-7.22%	-5.12%	-2.67%	-2.31%	-17.39%
OZ Asia Master Fund	-1.95%	1.78%	-2.41%	-0.18%	-0.16%	-2.19%	-1.17%	-4.18%	-7.53%	-11.76%	-1.69%	-4.13%	-30.86%
OZ Global Special Investments Master Fund	-0.72%	0.57%	-0.45%	0.64%	0.43%	-0.34%	0.06%	-0.45%	-2.73%	-2.60%	-1.72%	-1.22%	-8.27%
S&P 500 Index - Total Return (2)	-6.00%	-3.25%	-0.43%	4.87%	1.30%	-8.43%	-0.84%	1.45%	-8.91%	-16.80%	-7.18%	1.06%	-37.00%
	2009
	January	February	March	April	May	June	July	August	September	October	November	December	FY2009
Och-Ziff Funds - Net Returns
OZ Master Fund	3.09%	0.35%	0.88%	1.86%	3.42%	2.14%	3.26%	1.37%	2.51%	0.68%	0.34%	1.14%	23.11%
OZ Europe Master Fund	0.98%	-1.09%	-0.04%	2.48%	3.32%	1.24%	2.36%	2.06%	3.28%	0.09%	0.31%	0.43%	16.43%
OZ Asia Master Fund	2.70%	1.22%	0.38%	3.09%	4.62%	0.58%	9.50%	0.24%	1.53%	1.16%	2.98%	1.94%	33.96%
OZ Global Special Investments Master Fund	0.84%	-0.49%	0.35%	0.00%	1.97%	0.88%	1.55%	0.33%	1.47%	0.02%	0.19%	1.03%	8.42%
S&P 500 Index - Total Return (2)	-8.43%	-10.65%	8.76%	9.57%	5.59%	0.20%	7.56%	3.61%	3.73%	-1.86%	6.00%	1.93%	26.47%

(1)	Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.
(2)	Readers should not assume that there is any material overlap between those securities in the portfolios of the funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 11

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Summary Performance Statistics (Unaudited)

	As of December 31, 2009
	1 Year	3 Years	5 Years	Strategy Inception
Net Annualized Return
OZ Master Fund	23.1%	4.9%	7.6%	14.5%
S&P 500 Index	26.5%	-5.6%	0.4%	8.0%
Correlation of OZ Master Fund to S&P 500 Index	0.15	0.65	0.65	0.52
Volatility
OZ Master Fund Standard Deviation (Annualized)	3.9%	7.4%	6.0%	5.7%
S&P 500 Index Standard Deviation (Annualized)	22.3%	19.9%	16.1%	15.6%
Sharpe Ratio
OZ Master Fund	5.83	0.29	0.69	1.83
S&P 500 Index	1.17	(0.42)	(0.19)	0.25

Total net return for the OZ Master Fund (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Correlation to the returns of the S&P 500 Index represents a statistical measure of the degree to which the return of one portfolio is correlated to the return of another. It is expressed as a factor that ranges from -1.0 (perfectly inversely correlated) to +1.0 (perfectly positively correlated).

Standard deviation is a statistical measure of the degree to which an individual value in a distribution tends to vary from the mean of the distribution.

Sharpe Ratio represents a measure of the investment returns as adjusted for risk. The Sharpe Ratio is calculated by subtracting a “risk-free” rate from the composite returns, and dividing that amount by the standard deviation of the returns. A higher Sharpe Ratio indicates a portfolio that generates a return that is higher than would be expected for the level of risk in the portfolio as compared to the risk-free rate. The risk-free rate is one-month LIBOR.